UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2017

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Retirement of Principal Executive Officer and Director (Item 5.02(b))

Mr. William J. DeLaney, Chief Executive Officer of Sysco Corporation (“Sysco” or the “Company”), notified the Sysco Board of Directors (the “Board”) on July 17, 2017, that he intends to retire from his service as an officer of the Company and as a member of the Board, in each case effective on December 31, 2017 (the “Transition Date”). Following the Transition Date, through December 31, 2018 (the “Separation Date”), Mr. DeLaney will remain employed by the Company on a full-time basis as an advisor and mentor to the Company’s successor Chief Executive Officer.

Appointment of Successor President and Chief Executive Officer and Director (Item 5.02(c)&(d))

On July 17, 2017, the Board appointed Thomas L. Bené, currently Sysco’s President and Chief Operating Officer, as the Company’s President and Chief Executive Officer and as a member of the Board, effective on January 1, 2018. Mr. Bené has served as Sysco’s President and Chief Operating Officer since January 1, 2016. Previously, he served as Executive Vice President and President, Foodservice Operations from January 2015 to December 2015, Executive Vice President and Chief Commercial Officer from September 2013 to December 2014 and as Executive Vice President, Chief Merchandising Officer from May 2013 to September 2013. Prior to joining Sysco, Mr. Bené held a variety of positions of increasing responsibility in marketing, sales, operations, franchise development and general management during a 23-year career at PepsiCo, culminating with his role as president of PepsiCo Foodservice, in which he served from 2011 until 2013.

On July 17, 2017, the Compensation Committee of the Board (the “Committee”) approved the compensation for Mr. Bené in connection with his appointment as President and Chief Executive Officer, effective January 1, 2018.

In recognition of his additional responsibilities in connection with the transition to President and Chief Executive Officer:

•	Mr. Bené’s annual base salary will be increased from $800,000 to $900,000, effective for the period from September 3, 2017 to December 31, 2017;

•	The targeted aggregate dollar value of Mr. Bené’s annual long-term incentive awards under the Company’s long-term incentive plans will be increased from 3.75x to 4.75x his annual base salary, effective for the period from August 1, 2017 to December 31, 2017; and

•	Mr. Bené’s target annual incentive opportunity for fiscal 2018 under the Company’s management incentive program will remain at 125% of his annual base salary, effective for the period from July 2, 2017 through December 31, 2017.

Effective January 1, 2018, in recognition of Mr. Bené’s additional responsibilities in connection with his promotion to President and Chief Executive Officer:

•	Mr. Bené’s annual base salary will be increased from $900,000 to $1.1 million;

•	The targeted aggregate dollar value of Mr. Bené’s annual long-term incentive awards under the Company’s long-term incentive plans will be increased from 4.75x to 5.75x his annual base salary;

•	Mr. Bené’s target annual incentive opportunity for fiscal 2018 under the Company’s management incentive program will be increased from 125% to 150% of his annual base salary, effective for the period from January 1, 2018 through the end of fiscal 2018, resulting in a pro-rated annual incentive award opportunity; and

•	Mr. Bené will receive in February 2018, a one-time, promotional long-term incentive award valued at $1.1 million, which shall consist of restricted stock units.

There are no arrangements or understandings between Mr. Bené and any other person pursuant to which he was selected as an officer. Mr. Bené does not have any family relationship with any director or other executive officer of Sysco or any person nominated or chosen by Sysco to become a director or executive officer, and there are no transactions in which Mr. Bené has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Transition and Retirement Agreement with Mr. DeLaney (Item 5.02(e))

On July 17, 2017, in connection with Mr. DeLaney’s retirement and in furtherance of a smooth and orderly transition, the Committee approved, and the Company entered into, a Transition and Retirement Agreement with Mr. DeLaney (the “Agreement”), which provides for, among other things, the following terms and conditions:

•	Pre-Transition Period: during the period from the date hereof through the Transition Date, Mr. DeLaney will be entitled to:

•	A base annual salary no less than that received in fiscal year 2017;

•	100% of the actually earned annual incentive for fiscal year 2017 under the Management Incentive Program;

•	Equity awards that are no less in value than those granted for fiscal year 2017, which awards are (i) granted in recognition of Mr. DeLaney’s continued service as CEO through the Transition Date, and his service as an advisor and mentor to Mr. Bené through the Separation Date, and (ii) expected to be made in August 2017; provided that, with regard to the performance share unit component of the equity awards, assuming Mr. DeLaney works through the Separation Date, he will only be eligible to receive 50% of the applicable award because he will have worked for one half of the three year performance period;

•	Continued participation in all Sysco retirement, health and welfare plans, including all employer matching contributions; and

•	Eligibility for a fiscal year 2018 annual incentive targeted at 150% of base salary.

•	Transition Period: during the period from the Transition Date through the Separation Date, and in exchange for his execution of a customary waiver and release of claims in favor of the Company and his continued service to the Company, Mr. DeLaney will be entitled to:

•	A base salary at the annual rate in effect on the Transition Date;

•	Payment of the annual incentive for fiscal year 2018 under the Management Incentive Program, with the amount based on the Company’s actual financial performance, with performance under the strategic bonus objectives deemed to be at 100% of target;

•	Continued vesting of Mr. DeLaney’s outstanding stock options, restricted stock units, performance share units and cash performance units, in each case in accordance with the terms and conditions of the applicable award agreements; and

•	Continued participation in all Sysco retirement, health and welfare plans, including all employer matching contributions.

•	Post-Separation: Mr. DeLaney’s employment with the Company will terminate and his retirement will be effective on the Separation Date, after which he will be entitled to receive earned but unpaid salary, payment for any accrued but unused vacation days, reimbursement for unreimbursed business expenses and vested amounts payable pursuant to the Company’s retirement, deferred compensation and benefit plans, in accordance with the terms thereof. In addition, subject to his execution of an additional waiver and release of claims in favor of the Company, Mr. DeLaney will be entitled to:

•	A payment in the amount of 75% of Mr. DeLaney’s 2018 annual base salary, which is equivalent to one half the value of his current target bonus opportunity for the six months for which he is expected to be employed in fiscal 2019; and

•	Continuation of Mr. DeLaney’s (and his dependents’) health, dental and vision benefits for a period ending in March 2021, including through reimbursement for the amounts of any premiums or other fees paid to maintain such benefits under the Company’s group health plans or otherwise.

The Agreement also provides for the benefits provided to Mr. DeLaney in the event that his employment with the Company is terminated prior to the Separation Date due to death or for “Cause” (as defined in the Agreement). The treatment of Mr. DeLaney’s outstanding stock options, restricted stock units, performance share units and cash performance units following his retirement will be determined by the terms and conditions set forth in the applicable award agreements.

News Release

The news release issued by the Company on July 17, 2017, announcing the matters described above, is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description

99.1	News Release dated July 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: July 17, 2017	By:	/s/ Russell T. Libby
Russell T. Libby
Executive Vice President, Administration and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release dated July 17, 2017